Exhibit 99.1
NEWS RELEASE
For more information contact:
FEI Company
Fletcher Chamberlin
Treasurer & Communications Director
(503) 726-7710
fletcher.chamberlin@fei.com

FEI Reports Record Revenue and Bookings for the Third Quarter of 2012
Diluted EPS of $0.71 Increases 13% from a Year Ago
HILLSBORO, Ore., October 30, 2012 - FEI Company (NASDAQ: FEIC) reported record revenue and bookings for the third quarter ended September 30, 2012, and earnings were the highest for any third quarter in the company's history.
Third quarter revenue of $221.8 million was up 8% compared to $205.3 million in the third quarter of 2011 and up from $221.5 million in the second quarter of 2012.
The gross margin in the third quarter was 47.0%, compared with 44.4% in the third quarter of 2011 and 47.2% in the second quarter of 2012.
GAAP net income was $29.2 million, compared with $26.2 million in the third quarter of 2011 and $30.3 million in the second quarter of 2012. Earnings per share in this quarter were $0.71 per diluted share, compared with $0.63 per diluted share in the third quarter of 2011 and $0.74 per diluted share in the second quarter of 2012.
Net bookings were $223.3 million for the third quarter of 2012, up 20% from $186.4 million in the third quarter of 2011 and up 6% from $210.1 million in the second quarter of 2012. The book-to-bill ratio for the quarter was 1.01 to 1, and the backlog at the end of the quarter was $425.2 million.
Total cash, investments and restricted cash at the end of the quarter were $359.8 million, compared with $419.8 million at the end of the second quarter of 2012. During the third quarter, the company invested $63.2 million in two acquisitions, reached a patent cross-license agreement for $15.0 million and paid its first ever quarterly dividend of $3.0 million. Operating cash flow was positive $16.2 million for the quarter.
“We had another good quarter, with revenue growth in spite of a normally weak seasonal period and an uncertain economic environment,” commented Don Kania, president and CEO. “Margins were as expected and earnings were ahead of our guidance. Bookings growth compared with both last year's third quarter and this year's second quarter was driven by our electronics and natural resources businesses. Bookings growth was also strong in Europe compared with both prior periods. We are looking forward to a seasonally strong fourth quarter for bookings, revenue and earnings.”
Guidance for Q4 2012
For the fourth quarter of 2012, revenue is expected to be in the range of $223 million to $233 million, and bookings are expected to be another record of at least $225 million. GAAP earnings per share are expected to be in the range of $0.64 to $0.72, which includes restructuring costs estimated at $0.04, assuming a 20% effective tax rate.
Investor Conference Call -- 2:00 p.m. Pacific time, Tuesday, October 30, 2012
Parties interested in listening to FEI's quarterly conference call may do so by dialing 1-877-941-6010 (U.S., toll-free) or 1-480-629-9643 (international and toll), with the conference title: FEI Third Quarter Earnings Call, Conference ID 4570620. A telephone replay of the call will be available at 1-800-406-7325 (U.S., toll-free) or 1-303-590-3030 (international and toll) with the passcode: 4570620#. The call can also be accessed via the web by going to FEI's Investor Relations page at www.fei.com, where the webcast will also be archived.

Safe Harbor Statement
This news release contains forward-looking statements that include statements regarding our guidance for revenue, earnings per share and bookings for the fourth quarter of 2012. Forward-looking statements may also be identified by words and phrases that refer to future expectations, such as “guidance”, “guiding” , “expect”, “expects”, “expected”, “will”, “projecting”, “estimate”, and other similar words and phrases. Factors that could affect these forward-looking statements include, but are not limited to, the global economic environment; lower than expected customer orders and potential weakness of the Materials Science, Electronics and Life Sciences market segments; potential reduced governmental spending due to budget constraints, the potential “fiscal cliff” and uncertainty around global sovereign debt; limitations in our manufacturing capacity for certain products; problems in obtaining necessary product components in sufficient volumes on a timely basis from our supply chain; bankruptcy or insolvency of customers or suppliers; cyclical changes in the semiconductor industry (which is the major component of Electronics market revenue); fluctuations in foreign exchange, interest and tax rates; changes in tax rate and laws, accounting rules regarding taxes or agreements with tax authorities; the ongoing determination of the effectiveness of foreign exchange hedge transactions; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing; the relative mix of higher-margin and lower-margin products; risks associated with building and shipping a high percentage of the company's quarterly revenue in the last month of the quarter; customer requests to defer planned shipments; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company's products and technology, including new products, to find acceptance with customers; inability to develop or deploy products as expected or delays in shipping products due to technical problems or barriers; potential shipment or supply chain disruptions due to natural disasters or terrorist attacks; changes to or potential additional restructurings and reorganizations not presently anticipated; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; changes in the regulatory environment in the nations where we do business; additional selling, general and administrative or research and development expenses; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of acquisitions and collaborations, including failure to achieve financial goals and integrate recent and future acquisitions successfully. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.
About FEI
FEI Company (Nasdaq: FEIC) is a leading supplier of scientific instruments for nanoscale applications across many industries: materials science, life sciences, semiconductors, data storage, natural resources and more. With more than 60 years of technological innovation and leadership, FEI has set the performance standard in transmission electron microscopes (TEM), scanning electron microscopes (SEM) and DualBeams™, which combine a SEM with a focused ion beam (FIB). Headquartered in Hillsboro, Ore., USA, FEI has over 2,300 employees and sales and service operations in more than 50 countries around the world. More information can be found at: www.fei.com.

FEI Company and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2012	July 1, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$261,892	$324,245	$320,361
Short-term investments in marketable securities	37,914	35,990	16,213
Short-term restricted cash	5,993	10,672	22,564
Receivables, net	221,814	212,261	185,955
Inventories, net	196,504	193,297	182,010
Deferred tax assets	16,696	19,965	18,899
Other current assets	34,593	39,797	27,964
Total current assets	775,406	836,227	773,966
Non-current investments in marketable securities	31,840	24,059	53,341
Long-term restricted cash	22,165	24,876	43,669
Non-current inventories	66,366	64,029	57,575
Property plant and equipment, net	99,774	97,367	85,082
Intangible assets, net	52,416	15,347	6,938
Goodwill	129,667	79,743	58,053
Deferred tax assets	4,573	658	934
Other assets, net	9,185	10,042	10,351
TOTAL	$1,191,392	$1,152,348	$1,089,909
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$57,945	$61,553	$52,470
Accrued liabilities	58,855	53,969	67,386
Deferred revenue	69,722	73,042	72,730
Income taxes payable	8,355	17,756	11,260
Accrued restructuring, reorganization and relocation	—	—	2,213
Convertible debt	89,010	89,011	—
Other current liabilities	53,402	57,787	48,623
Total current liabilities	337,289	353,118	254,682
Convertible debt	—	—	89,011
Other liabilities	58,713	48,643	49,402
SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 38,107, 38,075 and 37,866 shares issued and outstanding at September 30, 2012, July 1, 2012 and December 31, 2011	507,912	503,799	493,698
Retained earnings	257,684	231,575	178,661
Accumulated other comprehensive income	29,794	15,213	24,455
Total shareholders’ equity	795,390	750,587	696,814
TOTAL	$1,191,392	$1,152,348	$1,089,909

FEI Company and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 30, 2012	July 1, 2012	October 2, 2011	September 30, 2012	October 2, 2011
NET SALES:
Products	$172,359	$172,644	$161,255	$514,347	$486,183
Service and components	49,426	48,808	44,080	146,445	127,253
Total net sales	221,785	221,452	205,335	660,792	613,436
COST OF SALES:
Products	86,333	85,993	85,228	259,664	255,079
Service and components	31,296	31,030	28,882	94,432	85,533
Total cost of sales	117,629	117,023	114,110	354,096	340,612
Gross margin	104,156	104,429	91,225	306,696	272,824
OPERATING EXPENSES:
Research and development	23,908	23,306	19,212	69,936	56,771
Selling, general and administrative	41,931	42,045	37,051	125,299	111,607
Restructuring, reorganization and relocation	—	—	47	—	1,115
Total operating expenses	65,839	65,351	56,310	195,235	169,493
OPERATING INCOME	38,317	39,078	34,915	111,461	103,331
OTHER INCOME (EXPENSE), NET	(1,712)	(1,255)	(601)	(5,030)	(1,716)
INCOME BEFORE TAXES	36,605	37,823	34,314	106,431	101,615
INCOME TAX EXPENSE (BENEFIT)	7,447	7,530	8,137	21,313	27,066
NET INCOME	$29,158	$30,293	$26,177	$85,118	$74,549
BASIC NET INCOME PER SHARE DATA	$0.76	$0.80	$0.68	$2.24	$1.93
DILUTED NET INCOME PER SHARE DATA	0.71	0.74	0.63	2.08	1.80
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	38,082	37,993	38,421	37,987	38,628
Diluted	41,771	41,614	42,030	41,644	42,284

FEI Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Thirteen Weeks Ended (1)			Twenty-Six Weeks Ended (1)
	September 30, 2012	July 1, 2012	October 2, 2011	September 30, 2012	October 2, 2011
NET SALES:
Products	77.7%	78.0%	78.5%	77.8%	79.3%
Service and components	22.3	22.0	21.5	22.2	20.7
Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%
COST OF SALES:
Products	38.9%	38.8%	41.5%	39.3%	41.6%
Service and components	14.1	14.0	14.1	14.3	13.9
Total cost of sales	53.0%	52.8%	55.6%	53.6%	55.5%
GROSS MARGIN:
Products	49.9%	50.2%	47.1%	49.5%	47.5%
Service and components	36.7	36.4	34.5	35.5	32.8
Gross margin	47.0	47.2	44.4	46.4	44.5
OPERATING EXPENSES:
Research and development	10.8%	10.5%	9.4%	10.6%	9.3%
Selling, general and administrative	18.9	19.0	18.0	19.0	18.2
Restructuring, reorganization and relocation	—	—	—	—	0.2
Total operating expenses	29.7%	29.5%	27.4%	29.5%	27.6%
OPERATING INCOME	17.3%	17.6%	17.0%	16.9%	16.8%
OTHER INCOME (EXPENSE), NET	(0.8)%	(0.6)%	(0.3)%	(0.8)%	(0.3)%
INCOME BEFORE TAXES	16.5%	17.1%	16.7%	16.1%	16.6%
INCOME TAX EXPENSE (BENEFIT)	3.4%	3.4%	4.0%	3.2%	4.4%
NET INCOME	13.1%	13.7%	12.7%	12.9%	12.2%

(1)	Percentages may not add due to rounding.

FEI Company and Subsidiaries
Supplemental Data Table
(Dollars in millions, except per share amounts)
(Unaudited)

	Q3 Ended September 30, 2012	Q2 Ended July 1, 2012	Q3 Ended October 2, 2011	39 Weeks Ended September 30, 2012	39 Weeks Ended October 2, 2011
Income Statement Highlights
Consolidated sales	$221.8	$221.5	$205.3	$660.8	$613.4
Gross margin	47.0%	47.2%	44.4%	46.4%	44.5%
Stock compensation expense	$3.4	$3.1	$2.2	$10.1	$7.8
Net income	$29.2	$30.3	$26.2	$85.1	$74.5
Diluted net income per share	$0.71	$0.74	$0.63	$2.08	$1.80
Interest expense add back included in the calculation of diluted EPS	$0.5	$0.5	$0.5	$1.4	$1.4
Sales Highlights
Sales by Market Segment
Electronics	$76.9	$81.5	$56.6	$236.3	$204.9
Materials Science	72.3	68.5	74.4	214.0	200.2
Life Sciences	23.2	22.7	30.2	64.1	81.0
Service and Components	49.4	48.8	44.1	146.4	127.3
Sales by Geography
USA & Canada	$75.6	$75.4	$60.4	$220.1	$198.2
Europe	64.4	47.0	74.5	174.4	191.8
Asia-Pacific and Rest of World	81.8	99.1	70.4	266.3	223.4
Gross Margin by Market Segment
Electronics	55.3%	54.6%	54.3%	54.5%	52.5%
Materials Science	47.2	46.5	40.9	46.4	42.9
Life Sciences	40.4	45.7	49.1	41.6	46.3
Service and Components	36.7	36.4	34.5	35.5	32.8
Bookings and Backlog
Bookings - Total	$223.3	$210.1	$186.4	$655.2	$581.7
Book-to-bill Ratio	1.01	0.95	0.91	0.99	0.95
Backlog - Total	$425.2	$423.6	$440.1	$425.2	$440.1
Backlog - Service and Components	94.7	95.8	91.9	94.7	91.9
Bookings by Market Segment
Electronics	$70.3	$51.5	$40.3	$208.8	$180.9
Materials Science	89.2	78.0	75.8	232.3	195.4
Life Sciences	15.5	29.9	25.7	60.5	67.5
Service and Components	48.3	50.7	44.6	153.6	137.9
Bookings by Geography
USA & Canada	$63.1	$76.5	$73.0	$202.8	$168.2
Europe	82.1	48.3	46.5	185.1	188.0
Asia-Pacific and Rest of World	78.1	85.3	66.9	267.3	225.5
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$359.8	$419.8	$435.7	$359.8	$435.7
Operating cash generated (used)	$16.2	$41.3	$33.9	$25.3	$52.8
Accounts receivable	$221.8	$212.3	$200.7	$221.8	$200.7
Days sales outstanding (DSO)	91	87	89	91	89
Inventory turnover	1.8	1.8	1.8	1.8	1.8
Fixed asset investment	$3.1	$5.4	$3.3	$14.7	$9.1
Depreciation expense	$5.8	$5.3	$4.8	$16.3	$14.0
Working capital	$438.1	$483.1	$536.1	$438.1	$536.1
Headcount (permanent and temporary)	2,399	2,312	2,016	2,399	2,016
Euro average rate	1.250	1.289	1.416	1.285	1.407
Euro ending rate	1.293	1.264	1.343	1.293	1.343